Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Carbon Zero Technologies International Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee(3)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
		Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, $0.00001 par value per share (1)	457	(o)			$40,000,000		0.0001476		$5,904
Fees to be Paid	Equity	Underwriter Purchase Option	457	(o)			$2,200,000	(4)	0.0001476		$324.72
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts(5)						$42,200,000				$6,228.72
	Total Fees Previously Paid									$
	Total Fee Offsets
	Net Fee Due										$6,228.72

(1)	American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333- ). Each American depositary share represents [ ] Class A ordinary shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter purchase option granted to the Representative to purchase a number of ADSs equal to five percent (5%) of the total number of ADSs sold in this offering at an exercise price equal to one hundred and ten percent (110%) of the public offering price of the ADSs sold in this offering. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s underwriter purchase option is equal to 110% of $2,000,000 (which is 5% of the proposed maximum aggregate offering price of $40,000,000).

(5)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.